EXHIBIT 3.1

[DocX971]BY-LAWS OF PHILADELPHIA CONSOLIDATED HOLDING CORP.
(as amended through April 29, 2005)

ARTICLE I - OFFICES

     1. The corporation may have offices at such places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II - SEAL

     1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Pennsylvania.”

ARTICLE III - SHAREHOLDERS’ MEETINGS

     1. Meetings of the shareholders shall be held at the registered office of the corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected.

     2. Unless otherwise determined by the Board of Directors, the annual meeting of the shareholders shall be held on the first Monday of July in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 o’clock A.M., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

     3. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     4. Every shareholder entitled to vote at a meeting of shareholders, or to express consent to dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney in fact, and shall be filed with the Secretary of the corporation.

A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such proxy shall be valid so long as the debt owed by him to the creditor remains unpaid. Elections for directors need not be by ballot, except upon demand made by a shareholder at the election and before the voting begins. There shall be no cumulative voting in the election of directors. No share shall be voted at any meeting upon which any installment is due and unpaid.

     5. Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, at least ten days prior to the meeting.

     6. In advance of any meeting of shareholders, the Board of Directors may appoint a judge or judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman or any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at any meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

     7. Except as expressly required by law, special meetings of the shareholders may be called at any time only by: (a) the Chief Executive Officer of the corporation; or (b) a majority of the entire Board of Directors. The person or persons calling such meeting shall fix the time and place thereof and provide notice thereof in accordance with these By-Laws and applicable law.

     8. Except as otherwise provided by law (including but not limited to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provision thereto), or in these By-Laws, or except as permitted by the presiding officer of the meeting in the exercise of such officer’s sole discretion in any specific instance, the business which shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the corporation, or (b) be brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) have been specified in a written notice (a “Shareholder Notice”) given to the corporation, in accordance with all of the following requirements, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. Each Shareholder Notice must be delivered personally to, or be mailed to and received by, the corporation, addressed to the attention of the President at the principal executive offices of the corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure (including but not limited to mailing of the meeting notice) of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the l0th day following the day on which such public disclosure was made. Each Shareholder Notice shall set forth a general description of each item of business proposed to be brought before the meeting, the name and address of the shareholder proposing to bring such item of business before the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting. The presiding officer of the meeting may refuse to consider any business that shall be brought before any meeting of shareholders of the corporation otherwise than as provided in this Section 8.

ARTICLE IV - DIRECTORS

     1. The business of this corporation shall he managed by its Board of Directors. The directors need not be residents of this Commonwealth or shareholders in the corporation. They shall be elected by the shareholders at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify. The number of directors shall be nine, or such other number as may from time to time be determined by the Board of Directors or be set forth in a notice of a meeting of shareholders called for the election of a full Board of Directors.

     2. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and thing as are not by statute or by the Articles or By-Laws directed or required to be exercised or done by the shareholders.

     3. The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

     4. Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

     5. Regular meetings of the Board shall be held without notice at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

     6. Special meetings of the Board may be called by the President on two days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

     7. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors and shall be filed with the Secretary of the corporation.

     8. Directors shall be compensated for their services in the manner determined by the Board of Directors.

     9. (a) No director of the corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the director has breached or failed to perform the duties of his or her office under Section 1721 of the Pennsylvania Business Corporation Law of 1988 as amended, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, state or federal law. This Section shall be applicable to any action taken and failure to take any action on or after January 27, 1987.

          (b) (i) Each Indemnitee (as defined below) shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

               (ii) The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that the payment of such expense incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

               (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

               (iv) For purposes of this Article, (A) “Indemnitee” shall mean each current or former director and current or former officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving in any capacity at the request or for the benefit of the corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) “Proceeding”

shall mean any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative, investigative or through arbitration. If a director or officer of this corporation serves as a director, officer, employee, agent, partner or fiduciary of another entity and (a) this corporation has at least 50% equity in such other entity and such person has no equity interest in such other entity, or (b) such other entity is directly or indirectly controlled by this corporation, such person shall be presumed (unless this corporation produces clear and convincing evidence to the contrary) to be serving in the position with the other entity at the request and for the benefit of this corporation.

          (c) The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. To the extent that an employee or agent of the corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Directors and officers of entities which have merged into, or have been consolidated with, or have been liquidated into, the corporation shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this subparagraph (c).

          (d) The rights to indemnification and to the advancement of expenses provided in this Section 9 shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles or By-Laws, agreement, vote of shareholders or directors, or otherwise.

          (e) The corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person under Pennsylvania or other law. The corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

          (f) The corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles, by agreement, vote of shareholders or directors, or otherwise.

          (g) The provisions of this Article 9 relating to the limitation of directors’ liability, to indemnification and to the advancement of expenses shall constitute a contract between the corporation and each of its directors which may be modified as to any director only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these By-Laws relating to their amendment generally, any repeal or amendment of this Section 9 which is adverse to any director shall apply to such director only on a prospective basis, and shall not reduce any limitation on the personal liability of a director of the corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these By-Laws, no repeal or amendment of these By-Laws shall affect any or all of this Section 9 so as either to reduce the limitation of directors’ liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

          (h) References in this Section 9 to Pennsylvania law or to any provision thereof shall be to such law as it existed as of July 6, 1993, or as such law thereafter may be changed; provided that in the case of any change which expands the liability of directors or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Section 9 shall continue as theretofore to the extent permitted by law; provided, further, that if such change permits the corporation, without the requirement of any further action by shareholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

     10. Notwithstanding the provisions of Article III Section 8 (dealing with the business at shareholder meetings), nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors with the authority to do so, or by any shareholder of record entitled to vote in the election of directors generally at the record date of the meeting and also on the date of the meeting at which directors are to be elected. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intention to make such nomination or nominations has been delivered personally to, or been mailed to and received by the corporation at, the principal executive offices of the corporation addressed to the attention of the President not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure (including but not limited to mailing of the meeting notice) of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such public disclosure was made. Each such notice shall set forth: (a) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the address and principal occupation for the past five years of each nominee; and (d) the written consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure.

ARTICLE V - OFFICERS

     1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Chairman of the Board and one or more Vice Presidents, including Executive and/or Senior Vice Presidents, and such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any number of offices may be held by the same person. It shall not be necessary for the officers to be directors.

     2. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     3. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

     4. The Chief Executive Officer shall either be the Chairman of the Board or the President, as determined by the Board of Directors. The Chief Executive Officer or the Chairman of the Board shall preside at all meetings of the shareholders, and the Chairman of the Board shall preside at all meetings of the directors. The Chief Executive Officer shall have general and active management of the business of the corporation; and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chief Executive Officer, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall have the general powers and duties of supervision and management usually vested in the office of the chief executive officer of a corporation.

     5. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer. The Secretary shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, shall affix the same to any instrument requiring it.

     6. The Treasurer shall have custody of the corporate funds and securities and shall kelp full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the corporation.

     7. In the event the Board of Directors appoints a Chairman of the Board as Chief Executive Officer, the President shall have the same power, authority and duties as the Chairman, subject, however, to the direction and control of the Chairman. Vice Presidents,

Assistant Treasurers and/or Assistant Secretaries shall have the same power, authority and duties as their superior officers, subject, however, to the direction and control of their superior officers.

ARTICLE VI - VACANCIES

     1. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

     2. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall by filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his or her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

ARTICLE VII - CORPORATE RECORDS

     1. There shall be kept at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereto to date, certified by the Secretary of the corporation. An original or duplicate share register shall also by kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and classes of shares held by each.

     2. Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in this Commonwealth or at its principal place of business.

ARTICLE VIII - SHARE CERTIFICATES, DIVIDENDS, ETC.

     1. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President and Secretary.

     2. Transfer of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

     3. The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution,

or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. If no record data is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

     4. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     5. The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

     6. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX - MISCELLANEOUS PROVISIONS

     1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     2. The fiscal year of the corporation shall begin on the first day of January of each year.

     3. Any notice required to be given to any person under the provisions of this corporation’s Articles of Incorporation or these By-laws shall be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such person’s postal address appearing on the books of the corporation or, in the case of a director, supplied by such director to the corporation for the purpose of notice or (ii) by facsimile transmission, e-mail or other electronic communication to such person’s facsimile number or address for e-mail or other electronic communications supplied by such person to the corporation for the purpose of notice. Notice pursuant to clause (i) in the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person, and notice pursuant to clause (ii) in the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

     4. Whenever any written notice is required by statute, or by the Articles or By-Laws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     5. One or more directors or shareholders may participate in a meeting of the Board (or a committee of the Board) or of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE X -

     1. Except as otherwise expressly provided in Article IV Section 9:

          (a) The shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these By-Laws, by the affirmative vote of holders at least 75% of the corporation’s Common Stock, at any regular or special meeting, duly convened after notice to the shareholders of such purpose. In the case of a meeting of shareholders to amend or repeal these By-Laws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the By-Laws.

          (b) The Board of Directors (but not a committee thereof), by a vote of the majority of directors then in office, shall have the power to alter, amend, and repeal these By-Laws, regardless of whether the shareholders have previously adopted the By-Law being amended or repealed, subject to the power of the shareholders to change such action in accordance with Article X Section 1(a) of these By-Laws, provided that the Board of Directors shall not have the power to amend these By-Laws on any subject that is expressly committed to the shareholders by the express terms of Section 1504 of the Pennsylvania Business Corporation Law (unless the Board is permitted to do so under another Section of such Law) or other applicable law.